Exhibit 10.4
Santa Monica Media Corporation
9229 Sunset Boulevard, Suite 505
Los Angeles, California 90069
(310) 573-9711 Office
(310) 573-9761 Facsimile

April 20, 2006
Santa Monica Capital Corp.
9229 Sunset Boulevard, Suite 505
Los Angeles, California 90069
Gentlemen:
     This will confirm our revised agreement pursuant to which you will provide general and administrative services to us, including office space, utilities and secretarial support. Commencing July 5, 2005, we will pay you a monthly fee of $7,500.00 subject to the following: For the six-month period from July 5, 2005 to January 5, 2006, we will accrue and not pay to you an aggregate fee of $45,000.00. For the period from January 5, 2006 until the sixth-month anniversary of the completion of our initial public offering, no monthly fee will accrue. On the sixth-month anniversary of our initial public offering, we will pay to you the entire accrued amount of $45,000.00 for the period prior to January 5, 2006. During each month following the sixth-month anniversary of the completion of the offering, we will pay to you a fee of $7,500.00. Our obligation to pay such fees will terminate as soon as we have paid to you aggregate fees of $180,000.00 or, if earlier, upon the completion of our initial business combination.
     Please confirm your agreement with the foregoing by signing and returning a copy of this letter.

Sincerely,

Santa Monica Media Corporation

/s/ David Marshall

By: David Marshall, President

Agreed to:

Santa Monica Capital Corp.

/s/ David Marshall

By: David Marshall, President